As filed with the Securities and Exchange Commission on March 27, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-0784691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

IMAC Holdings, Inc.
1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey S. Ervin

Chief Executive Officer

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

(844) 266-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Email: sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units (4)	—	—	—	—
Total	—	—	$30,000,000	$3,894

(1)	There are being registered, pursuant to this registration statement, such indeterminate number of shares of common stock, par value $0.001 per share, and preferred stock, par value $0.001 per share, and such indeterminate amount of warrants, rights and units as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the registration statement, with an aggregate initial offering price not to exceed $30,000,000. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of preferred stock, warrants, rights or units or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock and preferred stock being registered hereunder include such indeterminate number of additional shares of common stock and preferred stock as may be offered with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Pursuant to Rule 457(o) and Form S-3 General Instruction II.D., which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount or proposed maximum aggregate offering price per unit of the securities to be registered.

(4)	Each unit will represent an interest in other securities registered hereunder, which may or may not be separable from one another.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 27, 2020

IMAC Holdings, Inc.

$30,000,000

Common Stock Preferred Stock Warrants Rights Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;
●	shares of our preferred stock, par value $0.001 per share;
●	warrants to purchase any of the other securities that may be sold under this prospectus;
●	rights to purchase any of the other securities that may be sold under this prospectus; and
●	units comprised of the foregoing securities in any combination.

By means of this prospectus, we are offering $30,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of March 26, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $5,360,630, which was calculated based on 2,436,650 shares of outstanding common stock held by non-affiliates and on a price per share of $2.20, the closing price of our common stock on March 26, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $30,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on The Nasdaq Capital Market under the symbols IMAC and IMACW, respectively. On March 26, 2020, the last reported sale prices of our common stock and warrants were $2.20 and $0.48, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2020

In this prospectus, except as otherwise indicated, the words “IMAC” or the “Registrant” refer to IMAC Holdings, Inc. and the words “company,” “we,” “us,” “our” and “ours” refer to IMAC Holdings, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of IMAC, and warrants, rights or units issued by IMAC.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

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IMAC Holdings, inc.

Overview of our Company

We are a growing chain of innovative medical advancements and care (IMAC) regeneration centers, combining life science advancements with traditional medical care for movement-restricting diseases and conditions. Our mix of medical and physical procedures is designed to improve patient experiences and outcomes and reduce healthcare costs as compared to other available treatment options. We own six and manage nine outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. Our treatments are performed by licensed medical practitioners through our regenerative rehabilitation protocols designed to improve the physical health, to advance the quality of life and to lessen the pain of our patients. We do not prescribe opioids, but instead offer an alternative to conventional surgery or joint replacement surgery by delivering minimally invasive medical treatments to help patients with sports injuries, back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. Our employees focus on providing exceptional customer service to give our patients a memorable and caring experience. We believe that we have priced our treatments to be affordable by 95% of the population and are well positioned in the expanding regenerative medical sector.

Our licensed healthcare professionals provide each patient a custom treatment plan that integrates innovative regenerative medicine protocols (representing 20% of our revenue) with traditional, minimally invasive (minimizing skin punctures) medical procedures (representing 40% of our revenue) in combination with physical therapies (representing 35% of our revenue from physical therapy, and remaining 5% of our revenue from chiropractic). We do not use or offer opioid-based prescriptions as part of our treatment options in order to help our patients avoid the dangers of opioid abuse and addiction. We have successfully treated patients that were previously addicted to opioids because of joint or soft tissue related pain. Further, our procedures comply with all professional athletic league drug restriction policies, including the National Football League (NFL), National Basketball Association (NBA), National Hockey League (NHL) and Major League Baseball (MLB).

Dr. Matthew Wallis, DC, our Chief Operating Officer, opened the first IMAC Regeneration Center in Paducah, Kentucky in August 2000, which remains the flagship location of our current business. Dr. Jason Brame, DC joined Dr. Wallis in 2008. In 2015, Drs. Wallis and Brame hired Jeffrey S. Ervin as our Chief Executive Officer to collectively create and implement their growth strategy. The result was the formal creation of IMAC Holdings, LLC to expand IMAC clinics outside of western Kentucky, with such facilities to remain owned or operated under the group using the IMAC Regeneration Center name and services. In June 2018, we completed a corporate conversion in which IMAC Holdings, LLC was converted to IMAC Holdings, Inc. to consolidate ownership of existing clinics and implement our growth strategy.

Since May 2016, we have opened six outpatient medical clinics, acquired seven physical therapy practices and we manage one outpatient medical clinic for a total of 15 clinics in Kentucky, Missouri, Tennessee and Illinois. We intend to further expand the reach of our facilities to other strategic locations throughout the United States. In order to enhance our brand, we have partnered with several active and former professional athletes, opening two Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, one Tony Delk IMAC Regeneration Center and one Mike Ditka IMAC Regeneration Center. We have also signed former NBA player George Gervin to be a brand ambassador for future clinics in Texas. Our brand ambassadors help deliver awareness to our non-opioid services, emphasizing our ability to treat sports and orthopedic injuries as an alternative to traditional surgeries for joint repair or replacement.

We own our medical clinics directly or have entered into long-term management services agreements to operate and control medical clinics by contract. Our preference is to own the clinics; however, some state laws restrict the corporate practice of medicine and require a licensed medical practitioner to own the clinic. Accordingly, our managed clinics are owned exclusively by a medical professional within a professional service corporation (formed as a limited liability company or corporation) under common control with us or eligible members of our company in order to comply with state laws regulating the ownership of medical practices. We are compensated under management services agreements through service fees based on the cost of the services provided, plus a specified markup percentage, and a discretionary annual bonus determined in the sole discretion of each professional service corporation.

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We are focused on providing natural, non-opioid solutions to pain as consumers increasingly demand conservative treatments for an aging population. The demand for our services continues to grow fueled by consumer preferences for organic healthcare solutions over traditionally invasive orthopedic practices. We believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors, including orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. Surgical joint replacements cost several times more than our therapies initially treating the same condition. The U.S. government has recently adopted strict surgery pre-approval initiatives to reduces and limit the proliferation of opioids since they accompany substantially all joint replacement surgeries.

Over the past few years we have seen a rapid growth in demand for our services as measured by patient visits. The demand for our services continues at a rapid rate fueled by growth for organic healthcare solutions over traditionally invasive orthopedic practices. For the year ended December 31, 2019, we had 138,639 patient visits, which was more than 117% higher than the 63,812 visits for the comparable period in 2018. We also believe that our regenerative rehabilitation treatments are provided to patients at a much lower price than our primary competitors such as orthopedic surgeons, pain management clinics and hospital systems targeting invasive joint reconstruction. The average cost of inpatient care alone for a knee replacement was $16,300 in 2014 (excluding therapy). The average cost of a knee treatment for a patient that qualified for a knee replacement was $4,200 in 2017 (excluding therapy).

Independent industry research company IBIS World estimated that outpatient rehabilitation in the United States is an approximately $30 billion industry, with approximately 90% of that revenue generated from physical rehabilitation services, including orthopedic, sports, geriatric and other forms of physical medicine. Outpatient rehabilitation is anticipated to grow at a rate of 2% to 7% in the coming years, according to these industry research companies, due to the aging baby boomer generation, sustained high rates of obesity and healthcare reform. We believe that as healthcare insurance providers seek to reduce medical costs and government regulation restricts access to opioid pain prescriptions, our outpatient medical clinics are poised to capture a larger share of healthcare spending. As the workforce continues to grow, employer-based insurance expenditures will increase. In addition, government spending on Medicare will continue to be significant.

We believe that we have positioned ourselves to take advantage of current trends in healthcare spending. According to the Centers for Medicare & Medicaid Services’ National Health Expenditure Projections 2017-2026, national healthcare expenditures continue to rise and are projected to grow from an estimated $3.5 trillion in 2017 to $5.7 trillion by 2026, representing an average annual rate of growth of 5.5%, reaching a projected 19.7% of U.S. gross domestic product in 2026.

Demand for minimally invasive movement corrections and non-opioid pain management has surged with the growth of the baby boomer generation. The U.S. Census estimates that the U.S. population over 65 years of age is projected to more than double from 47.8 million to nearly 98.2 million persons and the 85 and older population is expected to more than triple, from 6.3 million to 19.7 million persons, between 2015 and 2060. Additionally, according to the U.S. Census Bureau, the number of older Americans is increasing as a percentage of the total U.S. population with the number of persons older than 65 estimated to comprise 14.9% of the total U.S. population in 2015 and projected to grow to 23.6% by 2060.

This significant demographic shift is changing healthcare consumption patterns. At the same time, individuals who are not eligible for Medicare have faced a significant rise in health insurance premiums. As consumers assume the burden of greater healthcare costs, they are price shopping and considering second opinions from conservative treatment providers like our company.

Our principal executive offices are located at 1605 Westgate Circle, Brentwood, Tennessee 37027 and our telephone number is (844) 266-IMAC (4622). We maintain a corporate website at http://www.imacregeneration.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our 2019 annual report on Form 10-K filed with the SEC, but are also contained in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “aim,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained or incorporated in this prospectus include, but are not limited to, statements about:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our growth and expansion strategy;

●	changes in the outpatient medical services market;

●	our limited operating history;

●	disruption caused by health epidemics, such as the coronavirus outbreak;

●	the valuation of assets reflected in our consolidated financial statements;

●	our reliance on continued access to financing;

●	our reliance on information provided and obtained by third parties;

●	federal, state and local regulatory matters;

●	additional expenses, not reflected in our operating history, related to being a public reporting company;

●	competition, not only in the outpatient medical clinic market, but also for traditional hospital and medical treatment generally; and

●	covenants contained in our master services agreements.

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We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

You should refer to the “Risk Factors” section of this prospectus and in our 2019 annual report on Form 10-K for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus or in our SEC periodic reports will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by U.S. federal securities laws.

You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Ratio of Earnings to Fixed Charges

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to finance the costs of developing or acquiring additional outpatient medical clinics as a part of our growth and expansion strategy. We currently have no commitments or agreements with respect to any such acquisitions.

We also plan to use a portion of the net proceeds as a working capital reserve. Other general corporate purposes include amounts required to pay for continuing research and product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including interest and overhead.

If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

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General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 27, 2020, there were 10,009,097 shares of common stock issued and outstanding, held of record by 44 stockholders, and no shares of preferred stock issued or outstanding.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

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Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible future acquisitions and other corporate purposes, will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

●	restricting dividends on the common stock;

●	diluting the voting power of the common stock;

●	impairing the liquidation rights of the common stock; or

●	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock.

Warrants

We issued warrants to purchase a total of 1,700,000 shares of common stock as part of our initial public offering in February 2019. The warrants were issued in book-entry form under a warrant agent agreement between Equity Stock Transfer, LLC, as warrant agent, and our company, and are represented by one or more book-entry certificates deposited with DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The warrants are identical except for the respective number of shares purchased. You should review a copy of the form of warrant, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The warrants are exercisable at any time after the date of issuance, and at any time up to 5:00 p.m., Eastern time, on the date that is five years after the date on which such warrants are issued, at which time any unexercised warrants will expire and cease to be exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage will not be effective until the 61st day after such notice to us.

At any time when a registration statement covering the issuance of the shares of common stock issuable upon exercise of the warrants is not effective, the holder may, at its option, exercise its warrants on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock that may be purchased upon such exercise.

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The exercise price per share of common stock is $5.00. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

With the consent of the warrant holders holding a majority of the then outstanding warrants (as measured by the number of shares of common stock underlying such outstanding warrants), we may increase the exercise price, shorten the expiration date and amend all other warrant terms.

Effect of Certain Provisions of our Charter and Bylaws and the Delaware Anti-Takeover Statute

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

No cumulative voting

The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws prohibit cumulative voting in the election of directors.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Calling of special meetings of stockholders and action by written consent

Our charter documents provide that a special meeting of stockholders may be called only by resolution adopted by our board of directors, chairman of the board of directors or chief executive officer or upon the written request of stockholders owning at least 33 1/3% of the outstanding common stock. Stockholder owning less than such required amount may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Our charter documents provide that any action required or permitted to be taken by the stockholders of the company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by the stockholders.

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Requirements for advance notification of stockholder nominations and proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment of certificate of incorporation and bylaws

The amendment of certain provisions (including the above provisions) of our certificate of incorporation and bylaws requires approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if no Court of Chancery located within the State of Delaware has jurisdiction, the Federal District Court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by our directors, officers, or other employees to us or to our stockholders, (iii) any action asserting a claim against us or any director, officer or other employee arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or bylaws or (iv) any action asserting a claim against us or any director, officer or other employee that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. Any person or entity purchasing or otherwise acquiring shares of our capital stock will be deemed to have notice of and consented to this provision of our certificate of incorporation. However, this sole and exclusive forum provision will not apply in those instances where there is exclusive federal jurisdiction, including but not limited to certain actions arising under the Securities Act or the Exchange Act.

Limitations of Liability and Indemnification

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Exchange Listing

Our common stock and warrants are traded on The Nasdaq Capital Market under the symbols “IMAC” and “IMACW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent for our warrants is Equity Stock Transfer, LLC, 237 West 37th Street, Suite 602, New York, NY 10018.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

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General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;
●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
●	the exercise price;
●	the aggregate number of rights issued;
●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
●	the method by which holders of rights will be entitled to exercise;
●	the conditions to the completion of the offering, if any;
●	the withdrawal, termination and cancellation rights, if any;
●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
●	whether stockholders are entitled to oversubscription rights, if any;
●	any applicable material U.S. federal income tax considerations; and
●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

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Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

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Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

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Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

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Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of IMAC Holdings, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus and registration statement have been audited by Daszkal Bolton LLP, independent registered public accounting firm, as set forth in their report which is incorporated by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website http://www.imacregeneration.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 26, 2020;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on January 6, 2020, February 12, 2020 and March 9, 2020; and

●	the description of our common stock and warrants contained in our registration statement on Form 8-A filed with the SEC on February 4, 2019 (File No. 001-38797), and any amendment or report filed with the SEC for the purpose of updating the description.

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All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

IMAC Holdings, Inc.

1605 Westgate Circle

Brentwood, Tennessee 37027

Attention: Investor Relations

Telephone: (844) 266-IMAC (4622)

Additional information about us is available at our website located at www.imacregeneration.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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IMAC Holdings Inc.

$30,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

Prospectus

___________, 2020

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$3,894
Legal fees and expenses *	10,000
Accounting fees and expenses *	2,500
Printing fees and expenses *	1,500
Transfer agent fees and expenses	1,000
Miscellaneous expenses	880
Total expenses	$19,774

*	Does not include expenses in connection with preparing prospectus supplements and offering securities pursuant thereto.

Item 15. Indemnification of Directors and Officers

Effective as of May 31, 2018, we converted from a Kentucky limited liability company into a Delaware corporation and changed our name to IMAC Holdings, Inc. In connection with this conversion, we adopted a certificate of incorporation and bylaws and are now governed by the Delaware General Corporation Law, or the DGCL. Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

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Article VI of our certificate of incorporation authorizes us to provide for the indemnification of officers, directors and third parties acting on our behalf to the fullest extent permissible under Delaware law.

We have entered into indemnification agreements with our directors, executive officers and others, in addition to indemnification provided for in our bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set forth in response to Item 17 herein.

Item 16. Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of IMAC Holdings, Inc.(1)

3.2	Certificate of Amendment to the Certificate of Incorporation of IMAC Holdings, Inc.(1)

3.3	Bylaws of IMAC Holdings, Inc.(1)

4.1	Specimen Common Stock Certificate.(1)

4.2	Form of Common Stock Warrant certificate.(1)

4.3	Form of Warrant Agency Agreement between IMAC Holdings, Inc. and Equity Stock Transfer, LLC.(1)

4.4	Form of Underwriters’ Unit Purchase Option.(1)

5.1*	Opinion of Olshan Frome Wolosky LLP, as to the legality of the common stock being offered.

23.1*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).

23.2*	Consent of Daszkal Bolton LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page of the Registration Statement).

*	Filed herewith.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-1, as amended, originally filed with the SEC on September 17, 2018 and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 27th day of March 2020.

IMAC HOLDINGS, INC.

By:	/s/ Jeffrey S. Ervin
Jeffrey S. Ervin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Ervin and Matthew C. Wallis, DC, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey S. Ervin	Chief Executive Officer (principal executive	March 27, 2020
Jeffrey S. Ervin	officer) and Director

/s/ Matthew C. Wallis, DC	Chief Operating Officer and Director	March 27, 2020
Matthew C. Wallis, DC

/s/ Sheri Gardzina	Interim Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	March 27, 2020
Sheri Gardzina

/s/ George Hampton	Director	March 27, 2020
George Hampton

/s/ David Ellwanger	Director	March 27, 2020
David Ellwanger

/s/ Gerard M. Hayden, Jr.	Director	March 27, 2020
Gerard M. Hayden, Jr.

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